QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements Nos. 333-18981, 333-18983, 333-18985, 333-18987, 333-18989, 333-29153, 333-63493, 333-36646, 333-46126, 333-67710, 333-133346 and 333-137569 all on Forms S-8 of SRS Labs, Inc., of our report dated March 12, 2008, relating to our audit of the consolidated financial statements and financial statement schedule, which appear in SRS Labs, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP

Newport Beach, California
March 12, 2008.

QuickLinks

  EXHIBIT 23.1